UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2011

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on May 5, 2011 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on March 31, 2011. The final voting results from the meeting are set forth below.

Proposal 1: Election of Directors

Based on the following votes, the individuals named below were each elected to serve as our directors until our next Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Gerhard F. Burbach	9,791,407	60,977	6,430,846
Todd P. Clyde	9,791,218	61,166	6,430,846
Steven C. Mendell	9,716,218	136,166	6,430,846
R. King Nelson	9,714,218	138,166	6,430,846
Kenneth E. Olson	9,716,068	136,316	6,430,846
John Sayward	9,716,218	136,166	6,430,846

Proposal 2: Ratification of selection of Independent Auditors

Based on the following votes, the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,077,865	149,900	55,465	0

Proposal 3: Approval, by nonbinding vote, of executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,903,884	104,899	843,601	6,430,846

Proposal 4: Recommend, by nonbinding vote, the frequency of shareholder approval of executive compensation

Based on the approval of one year as the frequency of an advisory vote on the compensation of our named executive officers, our board of directors has determined that it will hold an advisory vote on the compensation of our named executive officers annually until the next required vote on the frequency of such an advisory vote.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
6,632,757	620,640	1,758,593	840,394	6,430,846

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Richard B. Slansky
Richard B. Slansky Chief Financial Officer

Date: May 10, 2011